CONTACT:

Terry Earley, Chief Financial Officer
Yadkin Financial Corporation
Phone: (919) 659-9015
Email: terry.earley@yadkinbank.com

FOR IMMEDIATE RELEASE

Yadkin Financial Corporation Declares Special Cash Dividend on Common Stock and Announces Receipt of Merger Regulatory Approvals

RALEIGH, N.C. - February 16, 2016 - Yadkin Financial Corporation (NYSE: YDKN), the holding company for Yadkin Bank, announced that its Board of Directors declared on Monday, February 15, 2016 an extraordinary special cash dividend of $0.50 per share of its outstanding unrestricted common stock. The dividend will be paid on or after March 7, 2016 to shareholders of record as of February 29, 2016.

In addition, Yadkin Financial Corporation announced that it has received all required regulatory approvals for its pending merger with NewBridge Bancorp and, subject to the receipt of the required shareholder approvals and the satisfaction or waiver of all other closing conditions, it is expected to occur on or about March 1, 2016.

Yadkin Financial Corporation is the bank holding company for Yadkin Bank, a full-service state-chartered community bank providing services in 68 branches across North Carolina and upstate South Carolina. Serving over 80,000 customers, the company has assets of $4.4 billion. The Bank’s primary business is providing banking, mortgage, investment and insurance services to consumers and businesses across the Carolinas. The Bank provides SBA lending services through its Government Guaranteed Lending division, headquartered in Charlotte, NC, and mortgage lending services through Yadkin Mortgage, headquartered in Greensboro, NC. Yadkin Financial Corporation’s website is www.yadkinbank.com. The common stock is traded on the NYSE under the symbol YDKN.

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Forward-looking Statements
Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, reduced earnings due to larger than expected credit losses in the sectors of our loan portfolio secured by real estate due to economic factors, including declining real estate values, increasing interest rates, increasing unemployment, or changes in payment behavior or other factors; reduced earnings due to larger credit losses because our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; the rate of delinquencies and amount of loans charged-off; the adequacy of the level of our allowance for loan losses and the amount of loan loss provisions required in future periods; costs or difficulties related to the integration of the banks we acquired or may acquire may be greater than expected; factors relating to our proposed acquisition of NewBridge Bancorp (“NewBridge”), including our ability to consummate the transaction on a timely basis, if at all, our ability to effectively and timely integrate the operations of Yadkin and NewBridge, our ability to achieve the estimated synergies from this proposed transaction and once integrated, the effects of such business combination on our future financial condition, operating results, strategy and plans; results of examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, require us to increase our allowance for loan losses or write down assets; the amount of our loan portfolio collateralized by real estate; our ability to maintain appropriate levels of capital; adverse changes in asset quality and resulting credit risk-related losses and expenses; increased funding costs due to market illiquidity, competition for funding, and increased regulatory requirements with regard to funding; significant increases in competitive pressure in the banking and financial services industries; changes in political conditions or the legislative or regulatory environment, including the effect of future financial reform legislation on the banking industry; general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality; our ability to retain our existing customers, including our deposit relationships; changes occurring in business conditions and inflation; changes in monetary and tax policies; ability of borrowers to repay loans; risks associated with a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers or other third parties, including cyber attacks, which could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; changes in accounting principles, policies or guidelines; changes in the assessment of whether a deferred tax valuation allowance is necessary; our reliance on secondary liquidity sources such as Federal Home Loan Bank advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits; loss of consumer confidence and economic disruptions resulting from terrorist activities or military actions; and changes in the securities markets. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements in this press release speak only as of the date of the press release, and the Company does not assume any obligation to update such forward-looking statements.

Additional Information About the Proposed Transaction and Where to Find It
This communication contains statements made in respect of the proposed transaction involving Yadkin and NewBridge. This material is not a substitute for the definitive joint proxy statement/prospectus or any other documents which Yadkin and NewBridge may send to their respective shareholders in connection with the proposed merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed transaction, Yadkin has filed with the Securities and Exchange Commission (“SEC”) and the SEC has declared effective, a definitive Registration Statement on Form S-4 that includes a joint proxy statement of Yadkin and NewBridge and a prospectus of Yadkin, as well as other relevant documents concerning the proposed transaction. Investors and security holders are also urged to carefully review and consider each of Yadkin’s and NewBridge’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. Both NewBridge and Yadkin have mailed the joint proxy statement/prospectus to their respective shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SHAREHOLDERS OF YADKIN AND NEWBRIDGE ARE URGED TO CAREFULLY READ THE ENTIRE DEFINITIVE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement/prospectus and other filings containing information about Yadkin and NewBridge at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus and the other filings may also be obtained free of charge at Yadkin’s website at www.yadkinbank.com, or at NewBridge’s website at www.newbridgebank.com.